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                                                                    EXHIBIT 99.4

                                REVOCABLE PROXY

                           OSWEGO CITY SAVINGS BANK
                        SPECIAL MEETING OF SHAREHOLDERS
                              __________ ___, 1997

     The undersigned hereby appoints the official proxy committee consisting of the Board of Directors with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of Common Stock of the Bank which the undersigned is entitled to vote at the Special Meeting of Shareholders ("Special Meeting") to be held at the Bank's main office, 214 West First Street on ___________ ___, 1997, at _____.m. Eastern Standard Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:


                                                   FOR    AGAINST    ABSTAIN
                                                   ---    -------    -------
1.  Approval of the Oswego City Savings Bank
    1997 Stock Option Plan.                        [_]      [_]        [_]


2.  Approval of the Oswego City Savings Bank       [_]      [_]        [_]
    1997 Recognition and Retention Plan.

3.  Approval of an Agreement and Plan of           [_]      [_]        [_]
    Reorganization providing for the
    establishment of Pathfinder Bancorp, as a stockholding company parent of the Bank which stock holding company will be majority owned by Pathfinder Bancorp, MHC, the Bank's mutual holding company.

The Board of Directors recommends a vote "FOR" each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.
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THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Bank at the Special Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Bank at the address set forth on the Notice of Special Meeting of Shareholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Bank prior to the execution of this proxy of a notice of the Special Meeting and a Prospectus/Proxy Statement dated __________ ___, 1997.


Dated:                                       Check Box if You Plan
       -------------------------        [_]  to Attend Special Meeting


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PRINT NAME OF SHAREHOLDER               PRINT NAME OF SHAREHOLDER


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SIGNATURE OF SHAREHOLDER                SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.



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          Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.

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